                                                                   EXHIBIT 10.11

                             EMPLOYMENT AGREEMENT
                             --------------------

          THIS EMPLOYMENT AGREEMENT (this "Agreement"), is made and entered into as of July 1, 1999, by and between Danny H. Drummond, a resident of the State of Georgia ("Employee"), and Community Loan Company ("CLC"), an industrial loan subsidiary of Community Trust Financial Services ("CTFS"), a Georgia bank holding company.

                              W I T N E S S E T H:
                              -------------------

          WHEREAS, CLC wishes to obtain assurances from Employee that CLC will have the benefit of Employee's services on the terms and subject to the conditions set forth herein; and

          WHEREAS, Employee wishes to obtain assurances from CLC on the terms and subject to the conditions set forth herein.

          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, CLC and Employee agree as follows:

          1.  Employment.  CLC hereby employs Employee, and Employee hereby
              ----------
accepts such employment and agrees to perform services for CLC, for the period and upon the other terms and conditions set forth in this Agreement.

          2.  Term.  The term (the "Term") of Employee's employment hereunder
              ----
shall be for a period of five (5) years, commencing as of the date of this Agreement and ending on June 30, 2004, subject to earlier termination as hereinafter specified. Unless notified in writing by the other party thirty
(30) days in advance of the next scheduled termination date, this contract shall renew automatically for a one year term until the employee's seventieth (70) birthday, January 23, 2007, at which time the contract will expire.

          3.  Position and Duties.
              -------------------

              3.01  Service with CLC.  During the term of this Agreement,
                    ----------------
Employee shall serve as, and his title shall be, President of Community Loan Company. In such position, Employee agrees to perform such employment duties consistent with such position as the CEO of CTFS shall assign to him from time to time. Employee also agrees to serve, during the Term hereof, as requested by the Board of Directors of CTFS as a Director of CTFS and/or a Director of CLC.

              3.02  Performance of Duties.  Employee agrees to serve CLC
                    ---------------------
faithfully and to the best of his ability and to devote all of his time, energy and skill during regular and assigned business hours to such employment. During the Term hereof, Employee shall not serve as an officer, director or employee of any other entity not affiliated with CLC without the prior written consent of the CEO of CTFS. Notwithstanding the foregoing, (i) Employee may pursue such personal investment and financial matters as do not conflict with his obligations and commitments to CLC, (ii) Employee may participate in charitable, religious or civic activities such as serving on a school board, church board or community fund committee and (iii) Employee may participate in such other activities as the CEO of CTFS may from time to time approve in writing. Employee hereby confirms that he is under no contractual commitments inconsistent with his obligations set forth in this Agreement.

          4.  Compensation.
              ------------

              4.01  Base Salary.  As compensation for all services to be
                    -----------
rendered by Employee under this Agreement, CLC shall pay to Employee an initial annual base salary for the period from July 1, 1999 through and including June 30, 2000, of $85,000.00. The base salary shall be subject to annual increase by an amount equal to the product of (i) the "CPI Adjustment" (hereinafter defined) multiplied by (ii) the base salary in effect immediately prior to such increase. The effective date of all such increases shall be July 1 of the year in which the adjustment takes effect. The base salary described in this Section 4.01, as it may be increased from time to time, is referred to herein as the "Base Salary." The Base Salary shall be paid in bi-weekly installments in accordance with CLC' normal payroll procedures and policies.

          For purposes of this Section 4.01, "CPI Adjustment" shall mean the lesser of (i) 7.5% or (ii) the percentage increase, if any, in the "CPI-U Index" (hereinafter defined) between (a) the average CPI-U Index for the year immediately preceding the year in which the Base Salary adjustment in question is to take effect and (b) the average CPI-U Index for the immediately preceding year. "CPI-U Index" shall mean the "Consumer Price Index For All Urban Consumers, Atlanta, Georgia (1982-84=100) as published by the Bureau of Labor Statistics of the United States Department of Labor. If the CPI Adjustment is zero or a negative number, the amount of the CPI Adjustment shall, for purposes of this Section 4.01, be deemed to be zero.

          By way of example, if: (i) Employee's Base Salary in effect on December 31, 1998 is $85,000; (ii) the average CPI-U Index for 1998 (as published by the Bureau of Labor Statistics in February, 1999) is 158.4; and
(iii) the average CPI-U Index for 1997 (as published by the Bureau of Labor Statistics in February, 1998) is 156.0, then, effective January 1, 1999, the Base Salary increase would be calculated as follows:

            CPI  Adjustment = 1.54% (158.4 - 156.0 = 2.4; 2.4 /156.0 =1.54%)
            Base Salary Increase = $1,309 ( $85,000 x 1.54%)
            New Base Salary = $86,309 ( $85,000 + 1,309)

              4.02  Incentive Compensation.   Employee shall be eligible for
                    ----------------------
incentive pay equal to fifteen percent of salary if performance goals set by the CEO of CTFS are met.

              4.03  Section Not Used
                    ----------------

              4.04  Participation in Benefit Plans.  Employee shall also be
                    ------------------------------
entitled to participate, on a comparable basis with other senior executives of CLC, in all employee benefit plans or programs of CLC in effect from time to time including, but not limited to, medical, dental, life and disability insurance programs. Employee's participation in any such plan or program shall be subject to all provisions, rules and regulations applicable thereto. Notwithstanding anything in this
Section 4.04 to the contrary, Employee's participation in bonus or incentive compensation programs and stock option programs shall be governed by the specific provisions of Section 4.02 hereof and not by this Section 4.04.

          4.05 Expenses.  In accordance with CLC' policies established from time
               --------
to time, CLC shall pay or reimburse Employee for all reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties under this Agreement, subject to the presentment of appropriate vouchers and receipts.

     5.   Confidentiality.
          ---------------

          5.01 General.  In Employee's position as an employee of CLC, Employee
               --------
has had and will have access to confidential information, trade secrets and other proprietary information of vital importance to CLC. CLC requires as a condition to Employee's employment with CLC that Employee agrees to certain restrictions on Employee's use of the proprietary information and valuable relationships developed during Employee's employment with CLC. In consideration of the terms and conditions contained herein, the parties hereby agree as follows:

          5.02 Fiduciary Responsibility.  CLC and Employee mutually agree and
               -------------------------
acknowledge that CLC may entrust Employee with highly sensitive confidential, restricted and proprietary information concerning various "Business Opportunities" (hereinafter defined), customer lists, and personnel matters. Employee acknowledges that, as an essential element of Employee's employment with CLC, Employee shall bear a fiduciary responsibility to CLC to protect such information from use or disclosure that is not necessary for the performance of Employee's duties hereunder.

          5.03 Definitions.  For the purposes of this Agreement, the following
               ------------
definitions shall apply:

     (a) "Trade Secret" means information, without regard to form, including, but not limited to, technical or non-technical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans, or lists of actual or potential customers or suppliers, which (i) are not commonly known by or available to the public, (ii) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use and (iii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Trade Secret also shall include any other information defined as a "trade secret" under the Georgia Trade Secrets Act of 1990, O.C.G.A. Section 10-1-760 through Section 10-1-767.

     (b) "Confidential Information" shall mean any data or information, other than Trade Secrets, which is material to CLC and which is not generally known by the public. Confidential Information shall include, but not be limited to, data or information related to (i) the loaning of money in amounts of $3,000 or less pursuant to the Georgia Industrial Loan Act (O.C.G.A. Section 7-3-1 et seq.)
                                                                    -- ---
("Business of CLC"), (ii) any information pertaining to the identity of the customers, depositors or borrowers served by, or Business Opportunities (hereinafter defined) of CLC, (iii) the details of this Agreement, CLC's respective business, marketing and acquisition plans and (iv) financial statements and projections, and the costs of the services the CLC may offer or provide to the customers they serve, to the extent such information is material to CLC and not generally known by the public.

     (c) "Business Opportunities" shall mean any specialized information or plans of CLC concerning the business of CLC, including, but not limited to, the financing of or investment in CLC, any target person, business or project, together with all related information concerning the specifics of any contemplated financing, investment, acquisition or purchase (including pricing, terms, and the identity of such person, business or project) regardless of whether CLC has entered any agreement, made any commitment, or issued any bid or offer to such person, business or project.

     (d) Notwithstanding the definitions of Trade Secrets, Confidential Information and Business Opportunities set forth above, Trade Secrets, Confidential Information and Business Opportunities shall not include any information:

          (i) that is or becomes generally known to the public (other than as a result of a breach of this Agreement by Employee);
          (ii) that is developed by Employee after termination of employment through entirely independent efforts;
          (iii) that Employee obtains from an independent source having a bona fide right to use and disclose such information;
          (iv) that is required to be disclosed by law, except to the extent eligible for special treatment under an appropriate protective order; or
          (v) that the respective Boards of Directors of CTFS or CLC approve for unrestricted release by express written authorization.

          5.04  Trade Secrets. Employee shall not, without the prior written
                --------------
consent of the CEO of CTFS , during his employment with CLC and for so long thereafter as the information or data remain Trade Secrets, use or disclose, or negligently permit any unauthorized person who is not an employee of CLC to use, disclose, or gain access to, any Trade Secrets of CLC, or of any of their subsidiaries or affiliates, or of any other person or entity making Trade Secrets available for CLC's (or any of their subsidiaries' or affiliates') use.

          5.05  Confidential Information.  Employee shall not, without the prior
                -------------------------
written consent of the CEO of CTFS , during his employment with CLC and for a period of two (2) years after termination of his employment for any reason, as long as the information or data remain competitively sensitive, use or disclose, or negligently permit any unauthorized person who is not employed by CTFS or CLC to use, disclose, or gain access to, any Confidential Information to which the employee obtained access by virtue of his employment with CLC.

          5.06  Observance of Security Measures.  During Employee's employment
                --------------------------------
with CLC, Employee is required to observe all security measures adopted to protect Trade Secrets, Confidential Information and Business Opportunities of CTFS or the Bank or CLC.

     6.   Solicitation of Customers, Borrowers or Depositors
          --------------------------------------------------

          6.01 After Termination of Employment.  Upon termination of this
               --------------------------------
Agreement for any reason, Employee shall not, directly or indirectly, as principal, agent, trustee or consultant or through the agency of any corporation, partnership, association, trust or other entity or person, on Employee's own behalf or for others, within two (2) years after such termination actively solicit, divert, or take away, or attempt to actively solicit, divert, or take away any customers of CTFS or CLC whom Employee had served during his term of employment for the purpose of providing services which constitute the Business of CLC (in each case as defined above).

          6.02 During Employment.  During Employee's employment with CLC,
               ------------------
Employee shall not, except on behalf of CLC, solicit, divert, take away or accept the business of, or attempt to solicit, divert or take away the business of, any of the customers, depositors or borrowers of CTFS or CLC for the purpose of performing the or Business of CLC for such customers.

     7.   Non-Interference with Personnel Relations.
          ------------------------------------------

     Employee shall not, during his employment with CLC and for a period of two
(2) years after the termination of his employment with CLC for any reason, knowingly solicit, entice or persuade any other employees or agents of CTFS or CLC (or of any of their subsidiaries or affiliates) to leave the services of CTFS or CLC (or such subsidiary or affiliate).



     8.   Notification of Subsequent Employment.
          --------------------------------------

     During a period of two (2) years after the termination of Employee's employment with CTFS, Employee shall notify CLC in writing, within thirty (30) days after accepting employment with any other corporation, partnership, association, person, organization or other entity, of the name and address of Employee's new employer and Employee's functions with his new employer.

     9.   Covenant Not to Compete.
          ------------------------

          9.01 Non-Competition.  Employee covenants and agrees that for a period
               ----------------
of one (1) year after the termination of his employment with CLC for any reason, Employee shall not directly or indirectly, as principal, agent, trustee, consultant or through the agency of any corporation, partnership, association, trust or other entity or person, on Employee's own behalf or for others, provide services that are the same as or similar to the services provided by Employee under this agreement to or for the benefit of any person or entity conducting the business of CLC within a geographic area covered by a circle having a radius of twenty (20) miles from the location of each office of CLC as set forth on Exhibit "A" to this agreement.


     10.  Termination.
          -----------

          10.01  Grounds for Termination.  This Agreement shall terminate prior
                 -----------------------
to the expiration of the initial Term set forth in Section 2 or any extension thereof in the event that at any time during such initial Term or any extension thereof:

          (a) CLC shall give notice to Employee that CLC is terminating this Agreement without cause, which notice shall specify the effective date of Employee's termination;

          (b) Employee shall die or the Board of Directors of CLC shall determine that Employee has become disabled (as defined in Section 10.02); or

          (c) The Board of Directors of CLC shall determine that Cause exists. "Cause" means (i) having been convicted under the laws of any governmental jurisdiction of (A) a felony or (B) a criminal offense which is not a felony but which has a material adverse effect on CLC (or any of its subsidiaries or affiliates) or on the ability of Employee to carry out his duties hereunder (provided, however, that in no event shall minor traffic violations constitute "Cause"), (ii) having committed any action constituting theft or fraud against CLC (or any of its subsidiaries or affiliates), (iii) the breach of any of the Employee's covenants or obligations hereunder, (iv) the knowing failure of the Employee to follow specific directives of the CEO of CTFS consistent with Employee's duties or (v) the termination by Employee of his employment hereunder prior to the expiration of the term of this Agreement, unless such termination is pursuant to Section 10.01(d) or 10.01(e) hereof.

          (d) Employee shall determine that CLC has breached this Agreement in any material respect (including, but not limited to, CLC' failure to make any payment required under this Agreement), which breach is not cured by CLC within thirty (30) days after written notice of such breach is delivered to CLC by the Employee.

          (e) Employee, within thirty (30) days following the occurrence of a "Change in Control" (as defined in Section 10.03), notifies CLC, in writing, that he is electing to terminate this Agreement pursuant to this Section 10.01(e).

          (f) Employee purchases all or part of the assets of Community Loan Company.

     Notwithstanding any termination of this Agreement, in consideration of his employment hereunder to the date of such termination, to the extent specifically provided for herein, the Employee shall remain bound by the provisions of this Agreement which specifically relate to periods subsequent to the termination of Employee's employment hereunder.

          10.02  "Disability" Defined.  The Board of Directors of CLC may, in
                  -------------------
its discretion reasonably exercised, determine that Employee has become disabled, for the purpose of Section 10.01(b) of this Agreement, in the event that Employee shall fail, in one or more material respects, because of illness or other physical or mental incapacity, to render services of the character contemplated by this Agreement for an aggregate of more than ninety (90) calendar days during any period of twelve (12) consecutive months.

          10.03  "Change in Control" Defined.  For purposes of this Agreement, a
                  ---------------------------
"Change in Control" shall be deemed to have occurred if more than fifty percent (50%) of CTFS' outstanding common stock or equivalent in voting power of any class or classes of outstanding securities of CTFS entitled to vote in elections of its Directors, shall be acquired by any person or group of persons acting in concert. Additionally, a Change in Control shall be deemed to have occurred if
(i) more than fifty percent (50%) of CTFS' outstanding common stock or equivalent in voting power of any class or classes of outstanding securities of CTFS entitled to vote in elections of its Directors, shall be acquired by any person or group of persons acting in concert or (ii) substantially all of the
                                             --
assets of CTFS shall be sold to another person or  (iii) substantially all of
                                               --
the assets of Community Loan Company shall be sold to someone other than the Employee and (iv) at the time of the occurrence of (i), (ii) or (iii) Employee
         ---
is serving as President of Community Loan Company.

          10.04  Surrender of Records and Property.  Upon the request of CLC
                 ---------------------------------
and, in any event, upon termination of his employment with CLC, Employee shall deliver promptly to CLC all records, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, data, tables, calculations or copies thereof, which are the property of CTFS or CLC (or any of their subsidiaries of affiliates) and which relate in any way to the business, products, practices or techniques of CTFS or CLC (or any of their subsidiaries or affiliates), and all other property, Trade Secrets and Confidential Information of CTFS or CLC (or any of their subsidiaries or affiliates), including, but not limited to, all documents which in whole or in part contain any Trade Secrets or Confidential Information of CTFS or CLC (or any of their subsidiaries or affiliates), which in any of these cases are in his possession or under his control.

     11.  Compensation Upon Termination.
          -----------------------------

      (a) In the event this Agreement is terminated pursuant to Section 10.01(a), 10.01(d) or 10.01(e) hereof, Employee will receive a lump sum payment equal to the "Severance Amount" (hereinafter defined), in addition to (i) payment to Employee of bi-weekly installments of his then current Base Salary through the effective date of termination and (ii) reimbursement of expenses incurred by Employee in accordance with Section 4.05 hereof. Additionally, in the event this Agreement is terminated pursuant to Section 10.01(d) or 10.01(e) hereof, Employee shall be entitled to receive any bonus, or pro rata portion thereof, to which Employee may be entitled pursuant to Section 4.02 hereof, provided that any such bonus shall be paid in accordance with Section 4.02, and not upon Employee's termination, and provided, further, that Employee acknowledges and agrees that Employee is not entitled to any such bonus, or pro rata portion thereof, for the fiscal year in which this Agreement is terminated if this Agreement is terminated pursuant to Section 10.01(a). For purposes of this Section 11(a) "Severance Amount" shall mean an amount equal to the annual Base Salary in effect on the date of termination.

      (b) In the event this Agreement is terminated pursuant to any provision hereof other than Sections 10.01(a), 10.01(d) or 10.01(e), Employee shall not be entitled to any compensation other than (i) bi-weekly installments of his then current Base Salary accrued through the effective date of termination and (ii) reimbursement of expenses incurred by Employee in accordance with Section 4.05 hereof, and all rights of Employee to further compensation shall thereupon cease and be terminated.

     12.  Assignment and Inurement.  This Agreement shall inure to the benefit
          ------------------------
of and be binding upon the parties hereto and their respective heirs, successors, administrators, and permitted assigns. This is a personal service contract and, except to the extent specifically contemplated hereby, may not be assigned by Employee without the prior written consent of CLC.

     13.  Injunctive Relief.  Employee agrees that it would be difficult to
          -----------------
compensate CLC fully for damages for any violation of the provisions of this Agreement, including without limitation the provisions of Sections 5, 6, 7, 8, 9 and 10.04. Accordingly, Employee specifically agrees that CLC shall be entitled to temporary and permanent injunctive relief to enforce the provisions of this Agreement. This provision with respect to injunctive relief shall not, however, diminish the right of CLC to claim and recover damages in addition to injunctive relief.

     Notwithstanding anything in Section 15 hereof to the contrary, any party to this Agreement may petition the Superior Court of Paulding County, Georgia for temporary injunctive relief. All disputes, controversies or claims arising out of or related to this Agreement, other than a request for temporary injunctive relief, shall be resolved in accordance with the provisions of Section 15 hereof. The parties hereby agree that jurisdiction and venue for any action seeking temporary injunctive relief pursuant to this Section 13 shall lie in the Superior Court of Paulding County, Georgia. The parties hereby agree, further, that any temporary restraining order entered pursuant to this Section 13 shall remain in effect until the dispute giving rise thereto is resolved pursuant to the provisions of Section 15 and the parties agree to enter into any and all consent orders required to maintain such temporary restraining order in effect until such time.

     14.  Miscellaneous.
          -------------

          14.01  Governing Law.  This Agreement is made under and shall be
                 -------------
governed by and construed in accordance with the laws of Georgia.

          14.02  Prior Agreements.  This Agreement contains the entire agreement
                 ----------------
of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings with respect to such subject matter, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein.

          14.03  Withholding Taxes.  CLC may withhold from any benefits payable
                 -----------------
under this Agreement all federal, state, city and other taxes as shall be required pursuant to any law or governmental regulation or ruling.

          14.04  Amendments.  No amendment, modification or waiver of this
                 ----------
Agreement or any provision hereof shall be deemed effective unless made in writing signed by the party against whom enforcement of the amendment, modification or waiver is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated and shall operate only as to the specific term or condition waived.

          14.05  Notices.  Any notice, request, demand or other document to be
                 -------
given hereunder shall be in writing, and shall be delivered personally or sent by registered, certified or express mail or facsimile followed by mail as follows:



                    If to CLC:

                    Community Loan Company
                    3844 Atlanta Highway
                    Hiram, Georgia 30141
                    Attention: Chairman

                    If to Employee:

                    Danny H. Drummond
                    186 Reynolds Bend Road, S.E.
                    Rome, GA 30161

or to such other address as either party hereto may hereafter duly give to the other.

          14.06  Severability.  To the extent any provision of this Agreement
                 ------------
shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by any provision of this Agreement be in excess of that which is valid or enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably be covered. Employee acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement be given the construction which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

     15.  Arbitration.  Any and all disputes, controversies or claims arising
          ------------
out of or related to this Agreement (other than a request for a temporary restraining order pursuant to Section 13 hereof), shall be resolved by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). Judgement upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In the event of any inconsistency between the provisions of this Section 15 and AAA's Commercial Arbitration Rules, the provisions of this Section 15 shall govern. Any party may initiate arbitration by serving written notice of its intention to arbitrate on the other parties. The venue of any such arbitration shall be Atlanta, Georgia. The arbitration panel shall consist of three arbitrators selected as follows. Within thirty (30) days following the date on which the arbitration provision of this Section 15 is invoked by a party, Employee, on the one hand, and CLC, on the other, shall each select an arbitrator from a list of arbitrators provided by AAA. The lists from which Employee and CLC select their respective arbitrators shall be identical. If either Employee or CLC fails to select its arbitrator within the time required, the other shall be entitled to select its arbitrator for it. Within fifteen (15) days following the selection of the last to be selected of the two (2) arbitrators, the two (2) arbitrators so selected shall select a third arbitrator. A preliminary arbitration hearing shall be held within thirty (30) days following the selection of the third arbitrator for the purpose of scheduling discovery and the evidentiary hearing(s). The first evidentiary hearing shall be held within thirty (30) days following the preliminary hearing. The arbitration panel shall deliver its award in writing, including findings of facts, to the parties within thirty (30) days following the final arbitration hearing. Evidence and testimony shall be admitted in accordance with the Federal Rules of Evidence. The arbitration panel shall have authority to grant temporary or permanent injunctive relief or other equitable remedies. Each party shall bear its own costs and expenses of the arbitration proceeding.

     16.  Right of First Refusal.  In the event that CLC receives an offer to
          -----------------------
sell all or substantially all of its assets (the "Assets") to an independent third party not affiliated with CLC or CTFS (the "Third Party"), CLC shall deliver to Employee written notification of the offer and the terms of the offer (the "Third Party Offer"). Employee shall have 30 days from the date of receipt of such notification to provide CLC with a written offer to purchase such Assets (the "Employee's Offer"). If the terms of the Employee's Offer are at least equivalent to the Third Party Offer in the opinion of the CTFS Board of Directors, then CLC shall accept Employee's Offer. If the Employee's Offer is less than the equivalence of the Third Party Offer in the opinion of the CTFS'

Board of Directors, then CLC may sell the Assets to the Third Party in accordance with the terms of the Third Party Offer.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first set forth above.

                                    Danny H. Drummond



                                     /s/ Danny H. Drummond
                                    -----------------------------------------


                                    COMMUNITY LOAN COMPANY



                                    By  /s/ Bobbie P. Cooper
                                       --------------------------------------
                                            Title: Chairman